Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Announces Changes to Board of Directors and Slate for 2016 Annual Meeting of Shareholders

Bonnie Brooks, 30-Year Veteran of Leading Global Retailers, and Bill Simon, Former CEO of Walmart U.S., to Be Nominated as New Independent Directors

David Dyer and Verna Gibson to Retire from Board

Company Confirms Notice of Director Nominations from Barington

Highlights Progress on and Shareholder Support for Recently Launched Operating Priorities Under New Chief Executive Officer

FORT MYERS, Fla., May 24, 2016 – Chico's FAS, Inc. (NYSE: CHS) today announced that Bonnie Brooks, Vice Chairman of Hudson's Bay Company, and Bill Simon, the former President and Chief Executive Officer of Walmart U.S., have been nominated to stand for election to the Company’s Board of Directors at the 2016 Annual Meeting of Shareholders. In addition to Ms. Brooks and Mr. Simon, the Company’s slate for the 2016 Annual Meeting will include Shelley Broader, President and Chief Executive Officer of Chico’s FAS, and Janice Fields, current independent director of Chico’s FAS and former President of McDonald’s USA, LLC.

Ms. Brooks brings more than 30 years of global executive leadership experience in retail and merchandising, including having led three major international department store turnarounds. After previously serving as its President and Chief Executive Officer, she is currently the Vice Chairman of Hudson’s Bay Company, which owns and operates Saks Fifth Avenue, Lord and Taylor (USA), Kaufhof (Germany), and Hudson’s Bay (Canada) department stores.

Mr. Simon is a seasoned executive with a proven track record leading large, complex global retailers with best-in-class cost structures and premier consumer brands. As the former President and Chief Executive Officer of Walmart U.S., he was responsible for over $280 billion in revenue and 1.2 million associates. In addition to helping implement one of the best supply chains in retail, Mr. Simon’s vision and execution placed Walmart on a path to future growth with the expansion of small format stores and the integration of the digital and physical retail experience.

“We are thrilled to welcome Bonnie and Bill as nominees to the Board,” said David F. Walker, Chairman of the Chico’s FAS Board. “Under the leadership of our new Chief Executive Officer, Shelley Broader, Chico’s FAS is taking meaningful steps to improve performance and value creation. We believe Bonnie’s considerable apparel, merchandising, and turnaround expertise and Bill’s impressive track record of driving cost efficient operations with other leading retailers will contribute to the progress we are making against the Company’s new operating priorities.”

Ms. Brooks said, “Chico’s FAS benefits from a strong foundation with premier brands and loyal customers. I look forward to leveraging my broad retail experience to ensure that the Company continues to fully capitalize on its many differentiating strengths.”

Mr. Simon said, “I understand the importance of a corporate culture that emphasizes superior customer service as much as operating excellence, and I am pleased to have the opportunity to share my insights and experience as a new director.”

Chico’s FAS also announced that current directors, David Dyer and Verna Gibson, will retire from the Board upon the completion of their current terms in 2016 following 9 and 23 years of service, respectively.

Mr. Walker said, "On behalf of the entire Board, we thank Dave and Verna for their leadership and contributions during their time on the Board. In addition to providing important insights as directors, both contributed as active members of board committees. We wish Dave and Verna all the best in their retirements."

With the changes announced today, the Chico’s Board of Directors will continue to consist of nine members, including eight independent directors and the Company’s Chief Executive Officer. Four of the Company’s directors will have been added to the Board in the past three years.

Barington Notice of Nomination

The nominations of Ms. Brooks and Mr. Simon follow a search process for new independent director candidates that the Corporate Governance and Nominating Committee of the Chico’s FAS Board began in February 2016 with the assistance of Herbert Mines Associates. As requested by Barington Companies Equity Partners, L.P. (“Barington”), a Chico’s FAS shareholder, the Board also reviewed five director candidates that Barington initially recommended.

As part of this review, Herbert Mines provided input on each of Barington’s recommended candidates, and the Board also considered their credentials and qualifications. In addition, multiple members of the Chico’s FAS Board spoke directly with two of Barington’s candidates, Jim Mitarotonda and Janet Grove, and sought to speak with another of Barington’s candidates before she chose to withdraw her name from consideration.

After reviewing Barington’s candidates and considering the field of other candidates identified as part of work with Herbert Mines, the Board unanimously determined that Ms. Brooks and Mr. Simon have the most current and relevant skill sets and experience to support the Company and the actions being taken to improve performance and drive value, and that they are best qualified to serve as the Company’s new independent director nominees.

On May 19, 2016, the Company received notice from Barington that it intended to nominate three of the five individuals it had previously submitted for the Board’s consideration to stand for election to the Chico’s FAS Board of Directors at the 2016 Annual Meeting. On May 24, 2016, Barington publicly announced that it intended to seek to elect two of the three individuals – Jim Mitarotonda and Janet Grove – at the 2016 Annual Meeting.

Recently Launched Initiatives and Shareholder Support for Progress Being Made

Chico’s FAS issued the following statement:

At Chico’s FAS, we are committed to an active and open dialogue with our shareholders. Since Shelley Broader joined as the new Chief Executive Officer in December, she and other members of the Company’s management team have been talking with Chico’s FAS shareholders to exchange views and ideas. These shareholders, including Barington, have expressed support for the four priorities and focus areas that Ms. Broader has identified.

Chico’s FAS is an industry leader with a strong platform for growth and value creation. The Company benefits from three powerful differentiated brands that serve growing and attractive consumer segments, one of the most loyal customer bases in the industry, and leading omni-channel capabilities.

To drive better and more consistent performance across the Company’s brand portfolio, Ms. Broader introduced four focus areas for the organization:

•	Evolving the customer experience to better integrate the digital and physical retail environments, and to enable a more agile supply chain;

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Strengthening the position of each brand, including articulating and executing against a clear role in the marketplace for each brand and its related merchandise, leveraging the connection the Company has with its loyal customers, attracting new customers, and continuing to deliver unparalleled service;

•
Leveraging actionable retail science by using Chico’s FAS’ vast amounts of data to develop algorithms and predictive analytics that enable real-time decision-making and improve how the Company goes to market, stocks product, and interacts with customers; and

•
Sharpening the Company’s financial principles to drive further cost savings across the Company through the shared service model, the combination and negotiation of contracts, and a more effective use of marketing dollars and modernizing processes, among other areas.

Chico’s FAS is continuing to execute on its new priorities. For example, in the first quarter, the Company launched a comprehensive review of its cost structure, which is expected to be completed in 2016. On April 25, 2016, as part of the start of this review, the Company announced a realignment of its Marketing and Digital Commerce functions, placing the decision makers directly into the Company's three brands and closer to consumers. In addition to better supporting the individual brand needs, the change creates a leaner, more simplified structure, resulting in approximately $14 million of annualized cost savings.

With further initiatives to be announced in connection with the Company’s 2016 first quarter results, these actions are just the beginning and build on other cost-cutting and strategic actions that the Company has already been pursuing, including:

•
Slowing square footage growth, including announcing plans to close 170-175 stores through 2017. These actions are expected to result in $65 million of cost savings, with approximately $20 million achieved to date, and improved store productivity over time;

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Implementing a corporate organizational realignment in 2015 to better align resources with growth opportunities, resulting in a 12% reduction of the Company’s headquarters and field management employee base, generating $38 million of annualized savings;

•	Reducing capital expenditures in fiscal 2015 by 40% compared to the Company’s prior three-year average;

•	Divesting non-core brand operations, including Boston Proper, eliminating a 100 basis point drag on operating margins; and

•	Moderating promotions and focusing on more disciplined inventory management, resulting in a 30 basis point gross margin improvement from fiscal 2014 to fiscal 2015.

The Chico’s FAS Board and management are committed to building on the Company’s many strengths and the progress being made to drive long-term value creation. Reflecting this confidence and commitment, Chico’s FAS has returned $334 million to shareholders through dividends and share repurchases over the last year. Notably, the Company has returned over $1 billion to shareholders through dividends and share repurchases since beginning its annual share repurchase program in the third quarter of 2010.

The Chico’s FAS Board and management are united in their focus on driving enhanced value creation for all Chico’s FAS shareholders. We regularly consider opportunities available to the Company, including those recommended by our shareholders, and we will continue to take appropriate action in this regard.

About the 2016 Annual Meeting

As previously announced, the 2016 Annual Meeting is scheduled for July 21, 2016. Shareholders of record as of May 16, 2016, will be entitled to vote at the meeting. Chico’s FAS shareholders are not required to take any action at this time. The Board urges shareholders to discard any materials that they may receive from Barington.

Chico’s FAS Slate of Director Nominees for 2016 Annual Meeting

Shelley Broader

Ms. Broader, President and Chief Executive Officer of Chico’s FAS, is a proven executive with over 25 years of experience leading premier global and regional retail businesses, including Walmart, Michael’s Stores, and several banners with Delhaize Group.

Prior to joining Chico’s FAS in December 2015, she served as President and Chief Executive Officer of Walmart’s EMEA region. In that role, Ms. Broader was responsible for retail operations and business development across Europe, the Middle East, Sub-Saharan Africa and Canada, leading 1,345 retail units and more than 285,000 associates. Previously she served as President and Chief Executive Officer of Walmart Canada, Chief Merchandising Officer for Walmart Canada, and Senior Vice President for Sam’s Club, Walmart’s membership-warehouse format in the U.S.

Prior to joining Walmart in 2010, Ms. Broader was President and Chief Operating Officer of Michael’s, the world’s largest retailer of arts and crafts, and was responsible for the chain’s 1,000 stores in the United States and Canada. In this role, she worked to standardize processes, disciplines and metrics, and better align store operations and resources with the seasonal buying patterns of the retailer’s customer base.

Before joining Michael’s, Ms. Broader enjoyed a 17-year career with Delhaize Group where, under the Hannaford banner, she held a range of leadership roles across the Company’s operations, merchandising, distribution, strategy and marketing divisions. She was promoted to President and Chief Operating Officer of Delhaize Group’s Kash n’ Karry chain, where she is credited with a significant financial and operational turnaround that included a complete re-branding of the business into Sweetbay Supermarkets. She then served as President and Chief Executive Officer of Sweetbay until joining Michael’s.

Ms. Broader began her career in the investment banking sector, holding roles at Massachusetts Financial Services Company and First Albany Corporation.

She is a member of the board of directors of Raymond James Financial, Inc.

Bonnie Brooks

Since February 2014, Ms. Brooks has served as Vice Chairman of Hudson's Bay Company.
Ms. Brooks joined Hudson's Bay in 2008 as Chief Executive Officer and President where she spearheaded the turnaround of the Company and increased sales and profits annually. From 2012 to 2014, she served as President of Hudson’s Bay Company, responsible for both Hudson’s Bay and Lord and Taylor department stores USA, and was part of the team that led the Company through its initial public offering.

From 2002 to 2008, Ms. Brooks served as President of Lane Crawford Joyce Group, with over 500 specialty designer stores in Asia where she led the turnaround of the Lane Crawford department stores. Prior to that, Ms. Brooks worked as Global Merchandise Manager with Dickson Poon overseeing Harvey Nichols from 1999 to 2001. Ms. Brooks also spent over a decade at Holt Renfrew in Canada in roles that included the Executive Vice President and General Merchandise Manager.

Ms. Brooks currently serves as a Director of Abercrombie & Fitch, Rogers Communications Inc. and AQX, and is a trustee of Riocan Real Estate Investment Trust.

Janice Fields

Janice Fields has been a director of Chico’s FAS since May 2013 and currently serves as Chair of the Board’s Corporate Governance & Nominating Committee and is member of the Compensation & Benefits Committee. In these roles and as Chair of the Corporate Governance & Nominating Committee in particular, she has successfully overseen the succession planning for the Company’s most important executive leadership position, its Chief Executive Officer, including the search and selection of Ms. Broader following David Dyer’s decision to retire as President and Chief Executive Officer in May 2015. During her tenure, Ms. Fields has also participated in the search and nomination of four new directors, including Ms. Brooks and Mr. Simon, as announced today.

In addition to her contributions as a director, Ms. Fields brings significant consumer brand and retail experience to the Company having previously served as President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, from January 2010 through November 2012.

Previously, Ms. Fields held numerous other roles at McDonald’s, having started her career as a crew member. Prior to serving as President, she held several executive positions within McDonald’s USA, including U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through January 2010.

Ms. Fields currently serves on the Board of Directors of Monsanto Company.

Bill Simon

From 2010 to 2014, Mr. Simon served as President and Chief Executive Officer of Walmart U.S.
He joined the Company in 2006 and was appointed Chief Operating Officer in 2007 for Walmart U.S., which position he held until he was appointed President and CEO.

At Walmart, Mr. Simon led a turnaround that reinvigorated the Company’s focus on everyday low costs, everyday low prices, and an increased product assortment. He also oversaw the growth of the Company’s smaller-format stores, Neighborhood Market and Express, and e-commerce initiatives, and led the team that created and launched Walmart’s $4 prescription drug program.

Prior to joining Walmart, Mr. Simon held senior level executive positions at other leading, large, complex, retailing and global brand management companies, such as Brinker International, Diageo, Cadbury-Schweppes, PepsiCo and RJR-Nabisco.

He is a member of the Board of Directors of Darden Restaurants, Inc. and Agrium, Inc., and currently serves as a senior advisor to the global investment firm KKR.

ABOUT CHICO'S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of April 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates,"  "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Additional Information

Chico’s FAS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.chicosfas.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended January 30, 2016. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2016 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.chicosfas.com, by writing to Chico’s FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company’s proxy solicitor, Innisfree, toll-free at (877) 825-8971.

Contacts:

Investors:
Jennifer Powers
Vice President - Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Arthur B. Crozier / Jennifer M. Shotwell / Jonathan E. Salzberger
Innisfree M&A Incorporated
(212) 750-5833

Media:
Barrett Golden / Leigh Parrish / Dan Moore
Joele Frank
(212) 355-4449